Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 21

Dated as of April 29, 2011

to

CREDIT AGREEMENT

Dated as of August 17, 2007

THIS AMENDMENT NO. 21 (“Amendment”) is made as of April 29, 2011 by and among YRC Worldwide Inc. (the “Company”), the Canadian Borrower (together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of August 17, 2007 by and among the Borrowers from time to time party thereto, the Lenders and the Administrative Agent (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1. Amendments to Credit Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions therein in the appropriate alphabetical order as follows:

“Amendment No. 21 Effective Date” means April 29, 2011.

“Supporting Lender” means each Lender that delivered a signature page to that certain letter agreement, dated as of April 29, 2011, by and among the Company and the Loan Parties and Lenders having Revolving Credit Exposures, outstanding principal amount of Term Loans and unused Commitments representing at least 90% of the sum of the total Revolving Credit Exposures, the aggregate principal amount of Term Loans and the unused Commitments at such time, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption where a Supporting Lender is the assignor thereunder.

(b) The definition of “Agreed EBITDA Amount” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “April 29, 2011” appearing therein and to replace therefor a reference to “July 22, 2011”.

(c) The definition of “Deferral Suspension Event” appearing in Section 1.01 of the Credit Agreement is hereby amended to (x) delete the “and” at the end of clause (ii) set forth in the parenthetical thereof, (y) insert a “; and” at the end of clause (iii) therein and (z) insert a new clause (iv) therein as follows:

(iv) payments to any Plan or Multiemployer Plan at the times and in the amounts required by the IBT MOU

(d) The definition of “Deferral Termination Event” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference in clause (v) thereof to “any Loan Party shall restate,” appearing therein and to replace therefor a reference to “Following the Amendment No. 21 Effective Date, any Loan Party shall restate,”.

(e) The definition of “Deferral Termination Event” appearing in Section 1.01 of the Credit Agreement is hereby further amended to delete the reference in clause (vi) thereof to “Amendment No. 12 Effective Date” appearing therein and to replace therefor a reference to “Amendment No. 21 Effective Date”.

(f) The definition of “Documentation Condition” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Documentation Condition” means (i) an agreement to support the Restructuring has been signed by the Company (on behalf of itself and all direct and indirect subsidiaries) and Lenders having Revolving Credit Exposures, outstanding principal amount of Term Loans and unused Commitments representing at least 90% of the sum of the total Revolving Credit Exposures, the aggregate principal amount of Term Loans and the unused Commitments at such time, which support agreement shall be in form and substance acceptable to the Confirming Parties, each in their sole discretion, (ii) (a) the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters has provided all necessary consents to the Restructuring required by the IBT MOU, which consents shall be unqualified and non-contingent other than with respect to the consummation of the Restructuring and (b) contingent only upon the occurrence of the Restructuring Closing Date, waive any termination, modification or similar rights under the IBT MOU such that the collective bargaining agreement shall be fully binding on the parties thereto for its specified term, (iii) the applicable Subsidiaries of the Company and the Pension Fund Entities shall have duly executed an amendment in respect of the Restructuring to the Specified Pension Fund Deferral Transaction Documents (the effectiveness of such amendment being conditioned solely on the closing of the Restructuring, including, without limitation, the payment of fees and expenses), which amendment is in form and substance acceptable to the Confirming Parties, each in their sole discretion and (iv) to the extent deemed reasonably necessary by any of the Confirming Parties, the parties to the Yellow Receivables Facility shall have duly executed an amendment in respect of the Restructuring to the Yellow Receivables Facility (the effectiveness of such amendment being conditioned solely on the closing of the Restructuring, including, without limitation, the payment of fees and expenses), which amendment is in form and substance acceptable to the Confirming Parties, each in their sole discretion.

(g) Section 5.01 of the Credit Agreement is hereby amended to (i) replace the period at the end of clause (g) thereof and replace it with a semicolon and (ii) to insert the following proviso immediately following such clause (g) as follows:

provided that no information shall be required to be delivered under this Section 5.01 to the extent that such information would constitute forward-looking material non-public information concerning the Company and its Related Parties or their respective securities.

(h) Section 6.07(d) of the Credit Agreement is hereby amended to delete the reference in the proviso thereof to “April 29, 2011” appearing therein and to replace therefor a reference to “July 22, 2011”.

(i) Exhibit A (Form of Assignment and Assumption) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A attached hereto.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) an agreement to support the Restructuring has been signed by the Company (on behalf of itself and all direct and indirect subsidiaries) and Lenders having Revolving Credit Exposures, outstanding principal amount of Term Loans and unused Commitments representing at least 90% of the sum of the total Revolving Credit Exposures, the aggregate principal amount of Term Loans and the unused Commitments, (ii) counterparts of this Amendment duly executed by the Borrowers, the Supermajority Lenders and the Administrative Agent, (iii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors, (iv) a duly executed amendment in respect of the Yellow Receivables Facility in form and substance reasonably satisfactory to the Administrative Agent (and the Required Lenders hereby consent to such Amendment) and such amendment shall be in full force and effect contemporaneously with this Amendment, (v) a duly executed amendment in respect of the Specified Pension Fund Deferral Transaction Documents in form and substance reasonably satisfactory to the Administrative Agent and such amendment shall be in full force and effect contemporaneously with this Amendment, (vi) evidence reasonably satisfactory to the Administrative Agent that the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters shall have confirmed that this Amendment is acceptable, and (vii) those documents and instruments as may be reasonably requested by the Administrative Agent and (b) the Company shall have paid all previously invoiced, reasonable, out-of-pocket expenses of the Administrative Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents, in each case to the extent reimbursable under the terms of the Credit Agreement.

3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows as of the closing date of this Amendment:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof after giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Release. In further consideration of the execution by the Administrative Agent and the Lenders of this Amendment, to the extent permitted by applicable law, the Company, on behalf of itself and each of its Subsidiaries, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Collateral Agent, the Administrative Agent, each of the Lenders (including any Lender in its capacity as a member of the Informal Group), and, in the case of each of the foregoing, each of its members, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective permitted successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Transactions, (ii) the Secured Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrowers, and (vi) the negotiation, documentation and execution of this Amendment and any documents relating hereto except for Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Releasee (or any of its Related Parties). The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YRC WORLDWIDE INC., as the Company

By:

Name:
Title:

REIMER EXPRESS LINES LTD./REIMER EXPRESS LTEE, as a Canadian Borrower

By:

Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a US Tranche Lender and as US Tranche Swingline Lender

By:

Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH, as Canadian Agent, as a Canadian Tranche Lender and as Canadian Tranche Swingline Lender

By:

Name:
Title:

J.P. MORGAN EUROPE LIMITED, as UK Agent

By:

Name:
Title:

Signature Page to Amendment No. 21

YRC Worldwide Inc. et al

Credit Agreement dated as of August 17, 2007

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as a UK Tranche Lender and as UK Tranche Swingline Lender

By:

Name:
Title:

[LENDER - INSERT FULL LEGAL NAME IN CAPS AND DELETE BRACKETS], as a Lender

By:

Name:
Title:

Signature Page to Amendment No. 21

YRC Worldwide Inc. et al

Credit Agreement dated as of August 17, 2007